As filed with the Securities and Exchange Commission on March 28, 2025
Registration No. 333-

___________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933
___________________________

BICARA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2903745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bicara Therapeutics Inc. 116 Huntington Ave, Suite 703
Boston, MA 02116
617-468-4219
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Bicara Therapeutics Inc. 2024 Stock Option and Grant Plan
(Full title of the plans)
Claire Mazumdar
Chief Executive Officer
116 Huntington Ave, Suite 703
Boston, MA 02116
617-468-4219
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:
Kingsley L. Taft, Esq.
Gabriela Morales-Rivera, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Bicara Therapeutics Inc. (the “Registrant”) is filing this registration statement with the Commission to register 2,722,001 additional shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) available for issuance under the Registrant’s 2024 Stock Option and Grant Plan (the “Plan”), pursuant to the evergreen provisions of the Plan.
This Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2024 (File No. 333-282113) related to the Plan, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Fifth Amended and Restated Certificate of Certificate of Incorporation of the Registrant ((incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-42271) filed on September 16, 2024).

4.2	Third Amended and Restated Bylaws of the Registrant ((incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-42271) filed on September 16, 2024).
4.3
Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 6, 2023. (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281722) filed on August 22, 2024).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-281722) filed on September 6, 2024).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1
2024 Stock Option and Grant Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A, (File No. 333-281722) filed on September 6, 2024).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 28th day of March, 2025.

BICARA THERAPEUTICS INC.

By:	/s/ Claire Mazumdar
Name: Claire Mazumdar, Ph.D., M.B.A. Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Claire Mazumdar, Ph.D., M.B.A., Ryan Cohlhepp, Pharm.D. and Ivan Hyep, M.B.A. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Claire Mazumdar	Chief Executive Officer (Principal Executive Officer)	March 28, 2025
Claire Mazumdar, Ph.D., M.B.A.

/s/ Ivan Hyep	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 28, 2025
Ivan Hyep, M.B.A.

/s/ Ryan Cohlhepp	President, Chief Operating Officer and Director	March 28, 2025
Ryan Cohlhepp, Pharm.D.

/s/ Michael Powell	Director, Chairperson	March 28, 2025
Michael Powell, Ph.D.

/s/ Carolyn Ng	Director	March 28, 2025
Carolyn Ng, Ph.D.

/s/ Kiran Mazumdar-Shaw	Director	March 28, 2025
Kiran Mazumdar-Shaw

/s/ Jake Simson	Director	March 28, 2025
Jake Simson, Ph.D.

/s/ Kate Haviland	Director	March 28, 2025
Kate Haviland, M.B.A.

/s/ Scott Robertson	Director	March 28, 2025
Scott Robertson, M.B.A.

/s/ Nils Lonberg	Director	March 28, 2025
Nils Lonberg, Ph.D.

/s/ Christopher Bowden	Director	March 28, 2025
Christopher Bowden, M.D.